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                                                                    EXHIBIT 3.13

                        COMMON STOCK PURCHASE AGREEMENT
                        -------------------------------


     COMMON STOCK PURCHASE AGREEMENT dated as of September 30, 1997 (this "Agreement") by and between Paul Ramsay Holdings Pty. Ltd., an Australian corporation (the "Subscriber"), and Ramsay Health Care, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Company has entered into that certain Credit Agreement dated as of September 30, 1997 by and among the Company, General Electric Capital Corporation, individually as a lender and as Administrative Agent ("GE Capital"), and GECC Capital Markets Group, Inc., as Syndication Agent (as such agreement is amended, modified or supplemented from time to time, the "Credit Agreement");

          WHEREAS, it is a condition precedent to the obligations of GE Capital to consummate the transactions contemplated by the Credit Agreement that the Subscriber subscribe to purchase certain shares of common stock, $.01 par value (the "Common Stock"), of the Company, contingent upon the occurrence of a Louisiana Payment (as defined below); and

          WHEREAS, the Subscriber has agreed to purchase shares of Common Stock following the occurrence of a Louisiana Payment, and the Company has agreed to issue and sell to the Subscriber such shares following the occurrence of a Louisiana Payment, subject to the terms and conditions herein contained.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows, intending to be legally bound:


                                   SECTION I
                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

          A.   Purchase and Sale of the Shares.  Subject to the terms and
               -------------------------------
conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, effective upon the occurrence of each Louisiana Payment Condition (as hereinafter defined), the Subscriber hereby subscribes for and agrees to purchase, acquire and accept from the Company, and the Company hereby agrees to sell, issue and convey to the Subscriber, on each Closing Date (as hereinafter defined), the number of whole shares of Common Stock (the "Applicable Shares" and collectively with all Applicable Shares purchasable on any other Closing Date, the "Shares") equal to:
(x) the aggregate amount of the Louisiana Payment (as hereinafter defined) resulting from such Louisiana Payment Condition divided by (y) $5.17 (as such number shall be appropriately adjusted to take into account stock splits, stock dividends and similar events affecting the Common Stock).
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          B.  Purchase Price.  The Subscriber hereby agrees, subject to and in
              --------------
accordance with the terms and conditions hereof, to pay to the Company on each Closing Date a purchase price per each Applicable Share equal to $5.17 (as such number shall be appropriately adjusted to take into account stock splits, stock dividends and similar events affecting the Common Stock), upon receipt of the Applicable Certificate (as hereinafter defined), payable in cash by certified or official bank check or direct bank wire transfer of immediately available funds to a bank account or accounts designated by the Company. For purposes of this Agreement, a "Louisiana Payment Condition" shall be deemed to exist in the event that each of the following events in clauses (x) and (y) has occurred: (x) the Company or any of its Subsidiaries pay or become liable for the payment of any amount in excess of $1,300,000 in respect of the Louisiana DHH Claims (as defined in the Credit Agreement), whether pursuant to a settlement or other agreement, by offset of current accounts receivable of the Company and its Subsidiaries from the Department of Health and Hospitals of the State of Louisiana, by entry of judgment or otherwise and (y) the amount of such excess actually paid by or offset against the Company and/or its Subsidiaries exceeds $500,000 during any Fiscal Year of the Company (such excess over $500,000 in any such Fiscal Year, each a "Louisiana Payment").

          C.   Delivery of the Shares.  Delivery of the Applicable Shares shall
               ----------------------
be made by the Company to the Subscriber on each Closing Date by delivering a certificate (each an "Applicable Certificate") representing the Applicable Shares registered in the name of the Subscriber. All certificates to be delivered by the Company hereunder shall be accompanied by any requisite documentary or stock transfer taxes.

          D.   The Closings.  Each closing of the sale by the Company to the
               ------------
Subscriber of Applicable Shares pursuant to this Agreement shall occur on the date (each a "Closing Date") mutually agreed to between the Subscriber and the Company which is no later than ten (10) business days after the date on which a Louisiana Payment occurs or, if such sale of shares is subject to the condition set forth in Section IV hereof, within one (1) business day following the satisfaction of such condition.

          E.   Legend.  Each certificate representing Applicable Shares shall
               ------
contain upon its face or upon the reverse side thereof legends to the following effect:

               "These securities have not been registered under the Securities Act of 1933, as amended, or qualified under state securities laws and may not be sold, pledged, or otherwise transferred unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, and qualified under applicable state securities laws, or (b) the Corporation has been furnished with an opinion of counsel acceptable to the Corporation to the effect that no registration or qualification is legally required for such transfer."

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          F.   Notice of Louisiana Payment Conditions.  The Company shall
               --------------------------------------
deliver to the Subscriber written notice of each Louisiana Payment Condition promptly after becoming aware that the Louisiana Payment relating thereto will be required to be paid (and in any event no later than one business day following each such Louisiana Payment).


                                   SECTION II
                  INVESTMENT REPRESENTATIONS OF THE SUBSCRIBER
                  --------------------------------------------

          The Subscriber hereby represents and warrants to the Company, as of the date hereof and as of each Closing Date, that:

               (a) The Subscriber understands that the Company proposes to issue and deliver to the Subscriber the Shares pursuant to this Agreement without compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"); that for such purpose the Company will rely upon the representations and warranties of the Subscriber contained herein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct.

               (b) The Subscriber understands that, under existing rules of the Securities and Exchange Commission (the "SEC"),the Subscriber may be unable to sell the Shares except to the extent that the Shares may be sold (i) pursuant to an effective registration statement covering the Shares pursuant to the Securities Act and applicable state securities laws or an applicable exemption therefrom or (ii) in a bona fide private placement to a purchase who shall be subject to the same restrictions on any resale or
     (iii) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144").

               (c) The Subscriber is not relying on the Company respecting the financial, tax and other economic considerations of any investment in the Common Stock, and the Subscriber has relied on the advice of, or has consulted with, only its own advisors.

               (d) The Subscriber is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such rule.

               (e) The Subscriber is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the Shares and its financial position is such that it can afford to retain the Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

               (f) The Subscriber has such knowledge and experience in financial, tax and business matters so as to enable the Subscriber to utilize the information made available to the Subscriber in connection with the issuance of the Shares to the Subscriber and to

                                       3
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     evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

               (g) Subscriber is purchasing the Shares as an investment for its sole account and without any present view towards the sale or other distribution thereof.

               (h) Subscriber is an Accredited Investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.


                                  SECTION III
                            COVENANTS OF THE PARTIES
                            ------------------------

          The Company and the Subscriber covenant and agree that they will, if required to do so under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any successor thereto (the "HSR Act"), use their best efforts to file Notification and Report Forms under the HSR Act with the Federal Trade Commission ("FTC") and the United States Department of Justice, Antitrust Division (the "Antitrust Division") in connection with the acquisition of the Shares and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.


                                   SECTION IV
                     CONDITIONS TO THE PARTIES' OBLIGATIONS
                     --------------------------------------

          The obligation of the Company to issue the Applicable Shares on each Closing Date and the obligation of the Subscriber to purchase the Applicable Shares on each Closing Date is subject to the satisfaction of the condition that, in the event that the HSR Act is applicable to the issuance of the Applicable Shares to be issued hereunder on any Closing Date, all applicable waiting periods, if any, under the HSR Act shall have expired or terminated with respect to the purchase of the Applicable Shares.


                                   SECTION V
                                 MISCELLANEOUS
                                 -------------

          A.   Notices.  All notices, requests or instructions hereunder shall
               -------
be in writing and delivered personally, by telecopy or sent by registered or certified mail, postage prepaid, as follows:

               (1)  if to the Subscriber:

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

                    154 Pacific Highway
                    St. Leonards NSW 2065
                    Australia
                    Telecopy: (011) 612-943-3460

               (2)  if to the Company:

                    Columbus Center
                    One Alhambra Plaza
                    Suite 750
                    Coral Gables, Florida 33134
                    Attention: Chief Executive Officer
                    Telecopy: (305) 569-4647

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or delivered by telecopy, and five days after the date of mailing, if mailed.

          B.   Survival of Representations.  Each representation, warranty,
               ---------------------------
covenant and agreement of the parties hereto herein contained shall survive the execution of this Agreement, notwithstanding any investigation at any time made by or on behalf of any party hereto.

          C.   Entire Agreement.  This Agreement and the documents referred to
               ----------------
herein contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

          D.   Assignment.  Except as expressly set forth herein, this Agreement
               ----------
shall not be assignable by the Company or the Subscriber except pursuant to a writing executed by each of the parties hereto; provided, however, that the Company may assign its rights hereunder to any Person which acquires all or substantially all of its assets or as collateral security pursuant to the Senior Credit Agreement (as defined in the Credit Agreement) and security documents relating thereto including, without limitation, a collateral assignment to the Administrative Agent and/or the Lenders (each as defined in the Credit Agreement); and provided further that the Subscriber may assign any of its rights hereunder (but not its obligations, which shall remain in full force and effect notwithstanding any such assignment) to any of the Ramsay Affiliates (as defined in the Credit Agreement). Any attempted assignment in violation of this
Section V(D) shall be null and void.

          E.   Invalidity, Etc.  If any provision of this Agreement, or the
               ----------------
application of any such provision to any person or circumstance, shall be held invalid by a court of competent

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jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          F.   Expenses.  Except as expressly set forth herein, each of the
               --------
parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

          G.  Headings; Gender.  The headings of this Agreement are for
              ----------------
convenience of reference only and are not part of the substance of this Agreement. In this Agreement, references to a particular gender shall include the other genders as the context requires.

          H.   Binding Effect; No Third Party Beneficiaries.  This Agreement
               --------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is intended solely for the benefit of the parties hereto and may not be relied upon by, and shall not benefit or create any rights in favor of, any Person other than the parties hereto and their successors and permitted assigns.

          I.   Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such State without regard to its conflicts of laws principles.

          J.   Submission to Jurisdiction.
               --------------------------

               (a) Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof and to the courts of its own corporate domicile with respect to actions brought against it as a defendant in any action or proceeding arising out of or relating to this Agreement, and such party hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that such court is an inconvenient forum. Subscriber hereby irrevocably appoints Haythe & Curley, attention Thomas M. Haythe (the "Process Agent"), with an office on
                                              -------------
     the date hereof at 237 Park Avenue, New York, New York 10017, United States, as its agent to receive on behalf of Subscriber and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to Subscriber in care of the Process Agent at the Process Agent's above address, and Subscriber hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Subscriber also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Subscriber at its address specified above. Subscriber agrees that a final judgment in any such action or proceeding shall be

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

     conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Nothing in this paragraph J shall affect the right of the Company, its successors or assigns to serve legal process in any other manner permitted by law or affect the right of the Company, its successors or assigns to bring any action or proceeding against Subscriber or its property in the courts of other jurisdictions.

               (c) To the extent that the Subscriber has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Subscriber hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

               (d) Any judicial proceeding by the Subscriber against the Company, its successors or assigns involving, directly or indirectly, any matter in any way arising out of, related to, or connected to this Agreement shall be brought only in courts in New York, New York.

          K. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          L.   Term.  This Agreement shall terminate and be of no further force
               ----
and effect upon the later to occur of the date on which (i) the Notes (as defined in the Credit Agreement) have been repaid in full and (ii) the Bridge Notes (as defined in the Credit Agreement) have been repaid in full.



                       *               *               *

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

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                              PAUL RAMSAY HOLDINGS PTY LTD.


                              By: __________________________________
                                  Name:   Peter J. Evans
                                  Title:  Director


                              RAMSAY HEALTH CARE, INC.


                              By: __________________________________
                                  Name:   Carol C. Lang
                                  Title:  Executive Vice President

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